Exhibit 99.2

Cognizant

Q2 2021

“We delivered a strong second quarter. Through targeted investments, we’ve been shifting our portfolio to faster-growing market segments while extending our capabilities and partnerships to help clients build modern businesses. I see a stronger, more competitive Cognizant emerging, with growing commercial momentum. We are bullish on the industry and our prospects within it.”

Brian Humphries | Chief Executive Officer

Revenue

$4.6 billion

Reported YoY ↑ 14.6%

Constant Currency YoY ↑ 12.0%

Digital revenue up ~20% year-over-year and now represents 44% of total revenue, up from 42% in prior year period

GAAP and Adjusted Operating Margin | **15.2%**

GAAP Diluted EPS | **$0.97** Adjusted Diluted EPS | **$0.99**

Cash Flow

Cash Flow From Operations	Free Cash Flow
$541M	$466M

Capital Return

Q2 2021 Dividend	Q2 2021 Share Repurchases
$127M $0.24/share	$320M

Revenue by Geography

($ IN BILLIONS)

Reported YoY | Constant Currency YoY



$0.3
$0.9
$3.4

Rest of World ↑ 25.7% ↑ 19.1%

Europe ↑ 20.7% ↑ 10.2%

North America ↑ 12.2% ↑ 11.8%

Revenue by Segment

($ IN BILLIONS)

Reported YoY | Constant Currency YoY



$0.7
$1.5
$1.1
$1.3

Communications, Media & Technology ↑ 21.2% ↑ 17.9%

Financial Services ↑ 7.6% ↑ 4.8%

Products & Resources ↑ 21.7% ↑ 17.8%

Healthcare ↑ 14.5% ↑ 13.4%

Total Employees	Total Annualized Attrition	Voluntary Annualized Attrition
301,200	31%	29%

2020 ESG Report: Living Our Purpose



Cognizant
Living our purpose

“We recognize that businesses are interdependent with the world’s social and environmental systems. In the medium and long run, social and environmental issues become financial issues. Businesses can thrive only if society prospers and the natural environment is protected.”

Brian Humphries, Chief Executive Officer

For non-GAAP financial reconciliations refer to Cognizant's 2021 second quarter earnings release issued on July 28, 2021, which accompanies this presentation and is available at investors.cognizant.com.